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                                                                  EXHIBIT 10.123

LOAN AGREEMENT

                               February 17, 2000

Mace Car Wash-Arizona, Inc. dba Genie Car Wash
1000 Crawford Place, Suite 400
Mount Laurel, New Jersey 08054

Attention:  Robert M. Kramer, Secretary

Gentlemen:

This Loan Agreement (the "Loan Agreement") will evidence the terms of a real estate loan by and between MACE CAR WASH-ARIZONA, INC. dba GENIE CAR WASH ("Borrower"), MACE SECURITY INTERNATIONAL, INC. ("Guarantor") and BANK ONE, TEXAS, NATIONAL ASSOCIATION ("Bank"):

1.  AMOUNT AND TERMS OF LOAN.
    ------------------------

    a.   Commitment.  Subject to the terms and conditions of, and relying on the
         ----------
         representations and warranties contained in, the Loan Documents (this Loan Agreement, the Note [as hereinafter defined], the loan application and supplemental financial statements and any other instruments, documents and agreements now or hereafter evidencing, securing, governing, guaranteeing and/or pertaining to the indebtedness described in the Note or any part thereof hereinafter collectively referred to as the "Loan Documents"), Bank will advance at closing the agreed loan amount of $4,900,000.00.

    b.   Purpose.  The loan funds shall be used for the purpose of refinancing
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         existing loans on the land and improvements at 1021 William Cannon
         Drive, Austin, Texas, more fully described as Parcel I in Exhibit "A" attached hereto and incorporated herein; 1311 South Lamar Blvd., Austin, Texas, more fully described as Parcel II in said Exhibit "A"; and 7320 Burnet Road, Austin, Texas, more fully described as Parcel III in said Exhibit "A". Borrower shall execute a Note payable to Bank in the amount of $4,900,000.00 (the "Note") to evidence the total amount of the funds to be advanced pursuant hereto.

    c.   Interest Rate and Payments.
         --------------------------

     (i)      Interest Rate.  Interest shall accrue on such portion of the
              -------------
              $4,900,000.00 which has been advanced to Borrower from the date advanced until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereinafter defined), or (b) a rate ("Contract Rate"), calculated
                                                    -------------
              on the basis of the actual days elapsed but computed as if each year consisted of 360 days, equal to the sum of (i) the Prime Rate of interest ("Prime Rate") as established from time to time by
                            ----------
              Bank (which may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customers) plus
              (ii) one-fourth percent (.25%), each change in the rate to be charged on this Note to become effective without notice to Borrower on the effective date of each change in the Maximum Rate or the Prime Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect.

              The term "Maximum Rate," as used herein, shall mean at the
                        ------------
              particular time in question the maximum rate of interest which, under applicable law, may then be charged on the Note. If such maximum rate of interest changes after the date hereof and the Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

     (ii)     Payments.  The Note shall be paid as follows:
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              Principal and interest shall be amortized on the basis of a fifteen (15) year term payable in monthly installments of principal and interest in the amount of Forty-Nine Thousand, Six Hundred Ninety-Nine and 06/100 ($49,699.06) commencing on March 17, 2000, and continuing on the same day of each month thereafter through February 17, 2001. Interest shall be adjusted with each change in the Prime Rate. Each such payment shall be applied first to accrued but unpaid interest and then to principal. Commencing on March 17, 2001 and continuing through February 17, 2002, the amount of such monthly principal and interest payments shall be determined based upon the Prime Rate in effect on February 17, 2001, and amortized over the remaining portion of the fifteen (15) year amortization period. Commencing on March 17th of each year beginning in 2002, the monthly principal and interest installments thereafter due and payable shall be adjusted annually based on the remaining portion of the fifteen (15) year amortization period and the Prime Rate in effect on the 17th day of February of that year. In the event the Prime Rate shall increase to a rate such that the monthly payment of principal and interest then payable shall not be sufficient to equal the total unpaid interest accrued to such payment date, then Borrower shall pay monthly an amount equal to the interest due on such payment date.

              The outstanding principal balance of the Note, together with all accrued but unpaid interest, shall be due and payable on February 17, 2003.

     (iii)    Prepayment.  Borrower may from time to time prepay all or any
              ----------
              portion of the principal of the Note for which right Borrower shall also pay a penalty equal to a percentage of the prepayment amount. Prior to the first anniversary date of the Note, the penalty shall be three percent (3%). After the first anniversary date of the Note and after each successive anniversary date thereafter, the penalty previously in effect shall reduce by one percent (1%). Partial prepayments shall be applied to installments of principal in the inverse order of maturity and will not reduce the amount or time of payment of the remaining installments.

     (iv)     Application of Payments.  Unless otherwise agreed to in writing,
              -----------------------
              or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Bank reserves the right to apply payments among principal, interest, late charges, collection costs and other charges, at its discretion.

2.  COLLATERAL.  As collateral and security for the indebtedness evidenced by
    ----------
    the Note, Borrower shall grant and hereby grants to Bank, its successors and assigns, a first and prior deed of trust lien and security interest in and to the properties described in Exhibit "A", Exhibit "B" and Exhibit "C" attached hereto and incorporated herein (the "Property").

3.  CROSS COLLATERALIZATION AND CROSS DEFAULT.  The loan documents evidencing
    -----------------------------------------
    the loan hereby created shall contain cross default and cross collateralization provisions for any and all other loans by and between Borrower, Guarantor and Bank.

4.  GUARANTOR.  As a condition precedent to the Bank's obligation to make the
    ---------
    contemplated loan to Borrower, Borrower agrees to cause MACE SECURITY INTERNATIONAL, INC. ("Guarantor") to execute and deliver to Bank contemporaneously herewith its guaranty agreement executed by such Guarantor in form and substance satisfactory to Bank.

5.  REPRESENTATIONS AND WARRANTIES.  Borrower and Guarantor hereby represent and
    ------------------------------
    warrant to Bank as follows:

    a.   Existence.  Borrower is a corporation duly organized, validly existing
         ---------
         and in good standing under the laws of the State of Arizona and all other states where it is doing business and has all requisite power and authority to execute and deliver the Loan Documents.

    b.   Binding Obligations.  The execution, delivery and performance of this
         -------------------
         Loan Agreement and all of the other Loan Documents by Borrower have been duly authorized by all necessary action by Borrower, and constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and except to the extent specific remedies may generally be limited by equitable principles.

    c.   No Consent.  The execution, delivery and performance of this Loan
         ----------
         Agreement and the other Loan Documents, and the consummation of the transactions contemplated hereby and thereby, do not (i) conflict with, result in a violation of, or constitute a default under (A) any provision of its Articles of Incorporation or Bylaws, or any agreement or other instrument binding upon Borrower, or (B) any law, governmental regulation, court decree or order applicable to Borrower, or (ii) require the consent, approval or authorization of any third party.

    d.   Financial Condition.  Each financial statement of Borrower and
         -------------------
         Guarantor supplied to Bank truly discloses and fairly presents Borrower's and Guarantor's financial condition as of the date of each such statement. There has been no material adverse change in such financial condition or results of operations of Borrower or Guarantor subsequent to the date of the most recent financial statement supplied to Bank.

    e.   Litigation.  There are no actions, suits or proceedings, pending or, to
         ----------
         the knowledge of Borrower or Guarantor, threatened against or affecting Borrower or Guarantor or the properties of Borrower or Guarantor, before any court or governmental department, commission or board, which, if determined adversely to Borrower or Guarantor, would have a material adverse effect on the financial condition, properties or operations of Borrower or Guarantor.

    f.   Taxes; Governmental Charges.  Borrower and Guarantor have filed all
         ---------------------------
         federal, state and local tax reports and returns required by any law or regulation to be filed and have either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported is not reasonably expected.

    g.   Investments and Guaranties.  Neither Borrower nor Guarantor have made
         --------------------------
         investments in, advances to or guaranties of the obligation of any other person or entity, except as disclosed in the financial statements of Borrower and Guarantor.

6.  CONDITIONS PRECEDENT TO ADVANCES.  Bank's obligation to make any advance
    --------------------------------
    under this Loan Agreement and other Loan Documents shall be subject to the conditions precedent that, as of the date of such advance and after giving effect thereto (i) all representations and warranties made to Bank in this Loan Agreement and the other Loan Documents shall be true and correct as of and if made on such date, (ii) no material adverse change in the financial condition of Borrower since the effective date of the most recent financial statements furnished to bank by Borrower shall have occurred and be continuing, (iii) no event has occurred and is continuing, or would result from the requested advance, which with notice or lapse of time, or both, would constitute an Event of Default (as hereinafter defined), and (iv) Bank has received of all Loan Documents appropriately executed by Borrower and all other proper parties.

7.  AFFIRMATIVE COVENANTS.  Until (i) the Note and all other obligations and
    ---------------------
    liabilities of Borrower and Guarantor under this Loan Agreement and the other Loan Documents are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, Borrower and Guarantor agree and covenant that they will, unless Bank shall otherwise consent in writing:

    a.   Accounts and Records.  Maintain all books and records in accordance
         --------------------
         with generally accepted accounting principles.

    b.   Right of Inspection.  Permit Bank to visit properties and installations
         -------------------
         of Borrower and Guarantor and to examine, audit and make and take away copies or reproductions of Borrower's and Guarantor's books and records, at all reasonable times.

    c.   Right to Additional Information.  Furnish Bank with such additional
         -------------------------------
         information and statements, lists of assets and liabilities, tax returns and other reports with respect to the condition and business operations of Borrower and Guarantor as Bank may request from time to time.

    d.   Compliance with Laws.  Conduct Borrower's and Guarantor's business in
         --------------------
         an orderly and efficient manner consistent with good business practices, and perform and comply with all statutes, rules, regulations and/or ordinances imposed by any governmental unit upon Borrower's and Guarantor's business operations and properties (including without limitation, all applicable environmental statutes, rules, regulations and ordinances).

    e.   Taxes.  Pay and discharge when due all of their indebtedness and
         -----
         obligations, including without limitation, all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower and Guarantor or their properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower's or Guarantor's properties, income, or profits; provided, however, neither Borrower nor Guarantor will be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate judicial, administrative or other legal proceedings, and
         (ii) Borrower and Guarantor shall have established on their books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with generally accepted accounting principles, consistently applied.

    f.   Insurance.  Maintain insurance, including but not limited to, fire
         ---------
         insurance, comprehensive property damage, public liability, worker's compensation, business interruption and other insurance deemed necessary or otherwise required by Bank.

    g.   Notice of Indebtedness.  Promptly inform Bank of the creation,
         ----------------------
         incurrence or assumption by Borrower or Guarantor of any actual or contingent liabilities not permitted under this Loan Agreement.

    h.   Notice of Litigation.  Promptly after the commencement thereof, notify
         --------------------
         Bank of all actions, suits and proceedings before any court or any governmental department, commission or board affecting Borrower or Guarantor or any of their properties.

    i.   Notice of Material Adverse Change.  Promptly inform Bank of (i) any and
         ---------------------------------
         all material adverse changes in Borrower's or Guarantor's financial condition, and (ii) all claims made against Borrower or Guarantor which could materially affect the financial condition of Borrower or Guarantor.

    j.   Additional Documentation.  Execute and deliver, or cause to be executed
         ------------------------
         and delivered, any and all other agreements, instruments or documents which Bank may reasonably request in order to give effect to the transactions contemplated under this Loan Agreement and the other Loan Documents.



    k.   Reporting Requirements.
         ----------------------

         Borrower.  Borrower will deliver to Bank within forty-five (45) days
         --------
         after the end of each fiscal quarter of Borrower a financial statement or balance sheet and income statement of Borrower as of the end of such period. Such financial statements, balance sheets and income statements shall be in form, scope and detail satisfactory to Bank and shall be prepared by Borrower or representative of Borrower acceptable to Bank. Borrower will deliver to Bank, within one hundred twenty
         (120) days after the close of the fiscal year a financial statement or balance sheet and income statement of such Borrower as of the end of such fiscal year. Such financial statements, balance sheets and income statements shall be in form, scope and detail satisfactory to Bank.
         If, and as often as, reasonably requested by Bank, Borrower will make further reports of operations in such form as Bank prescribes, setting out full data requested by Bank.

         Borrower further covenants and agrees with Bank that, while this Loan Agreement is in effect, within forty-five (45) days after the end of each fiscal quarter of Borrower, and within one hundred twenty (120) days after the end of each fiscal year of Borrower, Borrower shall furnish to Bank a certificate executed by Borrower's chief financial officer, or other officer or person acceptable to Bank, (a) certifying that the representations and warranties set forth in this Loan Agreement are true and correct as of the date of the certificate and that, as of the date of the certificate, no Event of Default exists under this Loan Agreement, and (b) based upon Borrower's audited financial statements for the ended fiscal year, demonstrating compliance with all financial covenants applicable to Borrower as set forth in this Loan Agreement.

         Guarantor. Guarantor will deliver to Bank, within one hundred twenty
         ----------
         (120) days after the close of the fiscal year of such Guarantor a financial statement or balance sheet and income statement of Guarantor as of the end of such period. Such financial statements, balance sheets and income statements will include all subsidiaries and shall be in form, scope and detail satisfactory to Bank and shall be audited by a certified public accountant acceptable to Bank acceptable to Bank. If, and as often as, reasonably requested by Bank, said Guarantor will make further reports of operations in such form as Bank prescribes, setting out full data requested by Bank.

         Guarantor further covenants and agrees with Bank that, while this Loan Agreement.

    l.   Continuity of Operations.  Maintain continuity of operations as
         ------------------------
         represented to Bank.

    m.   Debt Service Coverage Ratio.
         ---------------------------

         Borrower.  Borrower covenants and agrees with Bank that, while this
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         Loan Agreement is in effect, Borrower will comply with the following:
         Maintain, as of the end of each fiscal quarter, a ratio of (a) net income, plus amortization, depreciation, and interest expense, plus lease expense, for the preceding full twelve month period, to (b) current maturities of long term debt, plus current maturities of long term leases, plus operating lease expense, for the same such twelve month period, of not less than 1.2 to 1.0. All computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

         Borrower further covenants and agrees with Bank that, while this Loan Agreement is in effect, Borrower will comply with the following:
         Maintain, as of the end of each fiscal quarter, a ratio of (a) net income, plus amortization, depreciation, and interest expense, plus lease expense, minus Distributions, for the preceding full twelve month period, to (b) current maturities of long term debt, plus current maturities of long term leases, plus operating lease expense, for the same such twelve month period, of not less than 1 to 1. As used in this covenant, the term "Distributions" shall mean all dividends and other distributions made by Borrower to its parent, Mace Security International, Inc. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

         Guarantor.  Guarantor covenants and agrees with Bank that, while this
         ---------
         Loan Agreement is in effect Guarantor will comply with the following:
         Maintain, as of the end of each fiscal quarter, a ratio of (a) net income, plus amortization, depreciation, and interest expense, plus income taxes, for the preceding full twelve month period, to (b) current maturities of long term debt, plus current maturities of long term leases, plus interest expense, for the same such twelve month period, of not less than 1.5 to 1.0. All computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

    n.   Debt to Tangible Net Worth Ratio.
         --------------------------------

         Borrower.   Borrower covenants and agrees with Bank that, while this
         --------
         Loan Agreement is in effect, Borrower will comply with the following:
         Maintain as of the end of each fiscal quarter, a ratio of (a) total liabilities, to (b) Tangible Net Worth, of less than 2.5 to 1.0. As used in this covenant, the term "Tangible Net Worth" shall mean Borrower's total assets excluding all intangible assets (including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, and similar intangible items) less total liabilities excluding Subordinated Debt. As used in this covenant, the term "Subordinated Debt" shall mean all indebtedness owing by Borrower which has been subordinated by written agreement to all indebtedness now or hereafter owing by Borrower to Bank, such agreement
         to be in form and substance acceptable to Bank.    Except as provided
         above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as being true and correct.

         Guarantor.  Guarantor covenants and agrees with Bank that, while this
         ---------
         Loan Agreement is in effect, Guarantor will comply with the following:
         Guarantor will
         maintain as of the end of each fiscal quarter, a ratio of (a) total liabilities, to (b) Tangible Net Worth, of less than 2 to 1. As used in thus covenant, the term "Tangible Net Worth" shall mean Guarantor's total assets excluding all intangible assets (including, without limitation, goodwill, trademarks, patents, copyrights, organization expenses, and similar intangible items) less total liabilities excluding Subordinated Debt. As used in this covenant, the term "Subordinated Debt" shall mean all indebtedness owing by Guarantor which has been subordinated by written agreement to all indebtedness now or hereafter owing by Guarantor to Bank, including but not limited to Guarantor's guarantee of indebtedness of Borrower to Bank, such agreement to be in form and substance acceptable to Bank. Except as provided above, all computations made to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on a consistent basis.

8.  NEGATIVE COVENANTS.  Until (i) the Note and all obligations and liability
    ------------------
    under this Loan Agreement are fully paid and satisfied, and (ii) the Bank has no further commitment to lend hereunder, neither Borrower nor Guarantor will, without the prior written consent of Bank:

    a.   Liens.  Create, incur, assume or suffer to exist any lien on the
         -----
         collateral securing the payment of the subject loan.

    b.   Use of Loan Proceeds.  Use the loan proceeds for any purpose other than
         --------------------
         that stated in Paragraph 1b of this Loan Agreement. Borrower represents and warrants that no portion of any advance or loan made hereunder shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by any affiliate of Banc One Corporation during the underwriting period and for 30 days thereafter.

    c.   Nature of Business.  Make any material change in the nature of
         ------------------
         Borrower's or Guarantor's business as carried on as of the date hereof.

    d.   Transfer of  Assets.  Permit the sale, pledge or other transfer of any
         -------------------
         of Borrower's or Guarantor's assets or the real estate security for this loan.

    e.   Transfer of Ownership.  Permit the sale, pledge or other transfer of
         ---------------------
         any of the ownership interest in Borrower or the real estate security for this loan.

    f.   Change in Management.  Permit a change in the management of Borrower or
         --------------------
         Guarantor, however, such consent shall not be unreasonably withheld, provided that Borrower's or Guarantor's new management is as qualified as existing management.

    g.   Affiliate Transactions.  Guarantor will not engage in any transaction
         ----------------------
         with an affiliate of Guarantor, other than wholly owned subsidiaries, unless such transaction is made on terms no less favorable than those available with similarly qualified third parties.

9.  APPRAISALS.  Borrower covenants and agrees with Bank that while this Loan
    ----------
    Agreement is in effect, Borrower will reimburse Bank for any and all costs incurred by Bank if, from time to time while any indebtedness remains unpaid, Bank, in its sole discretion, obtains an appraisal of all or any part of the collateral which is real property. At the request of Borrower, Bank will furnish Borrower with a copy of any such appraisal.

10. EVENTS OF DEFAULT.  Each of the following shall constitute an "Event of
    -----------------
    Default" under this Loan Agreement:

    a. The failure of Borrower to pay when due any part of the principal of, or interest on, the Note or any other indebtedness or obligations owing to Bank by Borrower from time to time and the continuation of such failure for a period of ten (10) days from the due date.

    b. The failure of Borrower or Guarantor to timely and properly observe, keep or perform any representation, covenant, agreement, warranty or condition required herein or in any of the other Loan Documents.

    c. The failure of Borrower or Guarantor to timely and properly provide the financial reportings required in Paragraph 7k and the continuation of such failure for a period of thirty (30) days.

    d. The occurrence of an event of default under any of the other Loan Documents or under any other agreement now existing or hereafter arising between Bank and Borrower and Guarantor.

    e. Any representation contained herein or in any of the other Loan Documents made by Borrower or any Obligated party is false or misleading in any material respect.

    f. If Borrower or any Obligated party: (i) becomes insolvent, or makes a transfer in fraud of creditors, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due; (ii) generally is not paying its debts as such debts become due; (iii) has a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party, either in a proceeding brought by such party or in a proceeding brought against such party and such appointment is not discharged or such possession is not terminated within sixty (60) days after the effective date thereof or such party consents to or acquiesces in such appointment or possession; (iv) files a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law') or an involuntary petition for relief is filed against such a party under any Applicable Bankruptcy Law and such involuntary petition is not dismissed within sixty (60) days after the filing thereof, or an order for relief naming such party is entered under any Applicable Bankruptcy Law, or any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing is requested or consented to by such party; (v) fails to have discharged within a period of thirty (30) days any attachment , sequestration or similar writ levied upon any property of such party; or (vi) fails to pay within thirty (30) days any final money judgment against such party.

    Nothing contained in this Loan Agreement shall be construed to limit the events of default enumerated in any of the other Loan Documents and all such events of default shall be cumulative. The term "Obligated Party", as used herein, shall mean any party other than Borrower who secures, guarantees and/or is otherwise obligated to pay all or any portion of the indebtedness evidenced by the Note.

11. LATE CHARGES.  If a payment is ten (10) or more days late, Borrower will pay
    ------------
    a delinquency charge in an amount equal to the greater of (i) $25.00, or
    (ii) 5.0% of the amount of the delinquent payment up to the maximum amount of $1,500.00 per late charge. Upon default, including failure to pay upon final maturity, Bank, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on the Note three (3.00) percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in the Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

12. REMEDIES.  Upon the occurrence of any one or more of the foregoing Events of
    --------
    Default, the entire unpaid balance of principal of the Note, together with all accrued but unpaid interest thereon, and all other indebtedness owing to Bank by Borrower or Guarantor at such time shall, at the option of Bank, become immediately due and payable without further notice, demand, presentation, notice of dishonor, notice of intent to accelerate, notice of acceleration, protest or notice of protest of any kind, all of which are expressly waived by Borrower; and the Note and all other indebtedness owing to Bank by Borrower or Guarantor at such time shall, without any action by Bank, become due and payable, without further notice, demand, presentation, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or notice of protest of any kind, all of which are expressly waived by Borrower and Guarantor. All rights and remedies of Bank set forth in this Loan Agreement and in any of the other Loan Documents may also be exercised by Bank, at its option to be exercised in its sole discretion, upon the occurrence of an Event of Default.

13. RIGHTS CUMULATIVE.  All rights of Bank under the terms of this Loan
    -----------------
    Agreement shall be cumulative of, and in addition to, the rights of Bank under any and all other agreements between Borrower, Guarantor and Bank (including, but not limited to, the other Loan Documents), and not in substitution or diminution of any rights now or hereafter held by Bank under the terms of any other agreement.

14. WAIVER AND AGREEMENT.  Neither the failure nor any delay on the part of Bank
    --------------------
    to exercise any right, power or privilege herein or under any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision in this Loan Agreement or in any of the other Loan Documents and no departure by Borrower or Guarantor therefrom shall be effective unless the same shall be in writing and signed by Bank, and then shall be effective only in the specific instance and for the purpose for which given and to the extent specified in such writing. No Modification or amendment to this Loan Agreement or to any of the other Loan Documents shall be valid or effective unless the same is signed by the party against whom it is sought to be enforced.

15. BENEFITS.  This Loan Agreement shall be binding upon and inure to the
    --------
    benefit of Bank and Borrower and Guarantor, and their respective successors and assigns, provided, however, that Borrower may not, without the prior written consent of Bank, assign any rights, powers, duties or obligations under this Loan Agreement or any of the other Loan Documents.

16. NOTICES.  All notices, requests, demands or other communications required or
    -------
    permitted to be given pursuant to this Agreement shall be in writing and given by (i) personal delivery, (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth on the signature page hereof and shall be deemed to have been received either, in the case of personal delivery, as of the time of personal delivery, in the case of expedited delivery service, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of mail, upon deposit in a depository receptacle under the care and custody of the United States Postal Service. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least thirty (30) days prior to the effective date of such new address.

17. CONSTRUCTION.  This Loan Agreement and the other Loan Documents have been
    ------------
    executed and delivered in the State of Texas, shall be governed by and construed in accordance with the laws of the State of Texas, and shall be performable by the parties hereto in the county in Texas where the Bank's address set forth on the signature page hereof is located.

18. EXPENSES.  Borrower shall pay all costs and expenses (including, without
    --------
    limitation, reasonable attorneys' fees) in connection with (i) any action required in the course of administration of the indebtedness and obligations evidenced by the Loan Documents, and (ii) any action in the enforcement of Bank's rights upon the occurrence of Event of Default.

19. ENTIRE AGREEMENT.  This Loan Agreement (together with the other Loan
    ----------------
    Documents) contains the entire agreement among the parties regarding the subject matter hereof and supersedes all prior written and oral agreements and understandings among the parties hereto regarding same.

20. ARBITRATION.  Bank, Borrower and Guarantor  agree that upon the written
    ------------
    demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from the Note, any related document or otherwise, including without limitation, contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

21. JURY WAIVER.  THE UNDERSIGNED HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND
    ------------
    UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.



If the foregoing correctly sets forth our mutual agreement, please so acknowledge by signing and returning this Loan Agreement to the undersigned.

                   Yours very truly,

                   BANK ONE, TEXAS, NATIONAL ASSOCIATION

                   By: /s/ Mark W. Warren
                       ------------------
                    Mark W. Warren
                    Vice President

                   Bank's Address:
                   1301 S. Bowen Road, Suite 125
                   Arlington, Texas 76013
                   Attention: Mark W. Warren

ACCEPTED as of the date first
written above.

BORROWER:

MACE CAR WASH-ARIZONA, INC. dba GENIE CAR WASH


By: /s/ Robert M. Kramer
    --------------------
    Robert M. Kramer, Secretary

1000 Crawford Place, Suite 400
Mount Laurel, New Jersey 08054


GUARANTOR:

MACE SECURITY INTERNATIONAL, INC.


By: /s/ Gregory M. Krzemien
    ------------------------
    Gregory M. Krzemien, Treasurer

1000 Crawford Place, Suite 400
Mount Laurel, New Jersey 08054

                                PROMISSORY NOTE


$4,900,000.00  February 17, 2000

    FOR VALUE RECEIVED, on or before February 17, 2003 ("Maturity Date"), the
                                                         -------------
undersigned and if more than one, each of them, jointly and severally (hereinafter referred to as "Borrower"), promises to pay to the order of BANK
                             --------
ONE, TEXAS, NATIONAL ASSOCIATION ("Bank") at its offices in Tarrant County,
                                   ----
Texas at 1301 S. Bowen Road, Suite 125, Arlington, Texas 76013, the principal amount of FOUR MILLION, NINE HUNDRED HOUSAND AND NO/100 DOLLARS ($4,900,000.00) ("Total Principal Amount"), or such amount less than the Total Principal Amount
  ----------------------
which has been advanced to Borrower if the total amount advanced under this Promissory Note ("Note") is less than the Total Principal Amount, together with
                  ----
interest on such portion of the Total Principal Amount which has been advanced to Borrower from the date advanced until paid at a fluctuating rate per annum which shall from day to day be equal to the lesser of (a) the Maximum Rate (as hereinafter defined), or (b) a rate ("Contract Rate"), calculated on the basis
                                      -------------
of the actual days elapsed but computed as if each year consisted of 360days, equal to the sum of (i) the Prime Rate of interest ("Prime Rate") as established
                                                     ----------
from time to time by Bank (which may not be the lowest, best or most favorable rate of interest which Bank may charge on loans to its customers) plus (ii) one-fourth percent (.25%), each change in the rate to be charged on this Note to become effective without notice to Borrower on the effective date of each change in the Maximum Rate or the Prime Rate, as the case may be; provided, however, that if at any time the Contract Rate shall exceed the Maximum Rate, thereby causing the interest on this Note to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on this Note below the Maximum Rate until the total amount of interest accrued on this Note equals the amount of interest which would have accrued on this Note if the Contract Rate had at all times been in effect.

    The term "Maximum Rate," as used herein, shall mean at the particular time
              ------------
in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof and this Note provides for a fluctuating rate of interest, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective date of each change in such maximum rate. If applicable law ceases to provide for such a maximum rate of interest, the Maximum Rate shall be equal to eighteen percent (18%) per annum.

    Interest on this Note is computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

    The principal of and all accrued but unpaid interest on this Note shall be due and payable as follows:

    (x)   Principal and interest shall be amortized on the basis of a fifteen
(15) year term payable in monthly installments of principal and interest in the amount of Forty-Nine Thousand, Six Hundred Ninety-Nine and 06/100 Dollars ($49,699.06) commencing on March 17, 2000, and continuing on the same day of each month thereafter through February 17, 2001. Interest shall be adjusted with each change in the Prime Rate. Each such payment shall be applied first to accrued but unpaid interest and then to principal. Commencing on March 17, 2001 and continuing through February 17, 2002, the amount of such monthly principal and interest payments shall be determined based upon the Prime Rate in effect on February 17, 2001, and amortized over the remaining portion of the fifteen (15) year amortization period. Commencing on March 17th of each year beginning in 2002, the monthly principal and interest installments thereafter due and payable shall be adjusted annually based on the remaining portion of the fifteen (15) year amortization period and the Prime Rate in effect on the 17th day of February of that year. In the event the Prime Rate shall increase to a rate such that the monthly payment of principal and interest then payable shall not be sufficient to equal the total unpaid interest accrued to such payment date, then Borrower shall pay monthly an amount equal to the interest due on such payment date.

    (x) the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on the Maturity Date.

    If a payment is ten (10) or more days late, Borrower will pay a delinquency charge in an amount equal to the greater of (i) $25.00, or (ii) 5.0% of the amount of the delinquent payment up to the maximum amount of $1,500.00 per late charge. Upon default, including failure to pay upon final maturity, Bank, at its option, may also, if permitted under applicable law, do one or both of the following: (a) increase the applicable interest rate on this Note three (3.00) percentage points, and (b) add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). The interest rate will not exceed the maximum rate permitted by applicable law.

    Borrower may from time to time prepay all or any portion of the principal of this Note for which right Borrower shall also pay a penalty equal to a percentage of the prepayment amount. Prior to the first anniversary date of the Note, the penalty shall be three percent (3%). After the first anniversary date of the Note and after each successive anniversary date thereafter, the penalty previously in effect shall reduce by one percent (1%). Partial prepayments shall be applied to installments of principal in the inverse order of maturity and will not reduce the amount or time of payment of the remaining installments. Unless otherwise agreed to in writing, or otherwise required by applicable law, payments will be applied first to unpaid accrued interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Bank reserves the right to apply payments among principal, interest, late charges, collection
costs and other charges, at its discretion.   All prepayments shall be applied
to the indebtedness owing hereunder in such order and manner as Bank may from
time to time determine in its sole discretion.   All payments and prepayments of
principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Bank indicated above, or such other place as the holder of this Note shall designate in writing to Borrower. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other
                                         ------------
than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. The books and records of Bank shall be prima facie
                                                                     ----- -----
evidence of all outstanding principal of and accrued and unpaid interest on this Note.

    This Note has been executed and delivered pursuant to that certain Loan Agreement of even date herewith by and between Borrower and Bank ("Loan
                                                                   ----
Agreement"), and] is secured by, inter alia, the following:
---------                        ----- ----

      A Deed of Trust, Security Agreement and Assignment of Rents and Leases of even date herewith from Borrower in favor of Barbara D. Christian, Trustee for the benefit of the Bank, covering certain real property situated in Travis County, Texas, as more particularly described therein.

    This Note, the Loan Agreement and all other documents evidencing, securing, governing, guaranteeing and/or pertaining to this Note, including but not limited to those documents described above, are hereinafter collectively referred to as the "Loan Documents." The holder of this Note is entitled to the
                    --------------
benefits and security provided in the Loan Documents.

    Borrower agrees that no advances under this Note shall be used for personal, family or household purposes, and that all advances hereunder shall be used solely for business, commercial, investment, or other similar purposes.

    Borrower agrees that upon the occurrence of any one or more of the following events of default ("Event of Default"):
                    ----------------

      (a) failure of Borrower to pay any installment of principal of or interest on this Note or on any other indebtedness of Borrower to Bank when due; or

      (b) the occurrence of any event of default specified in any of the other Loan Documents; or

      (c) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution or death or legal incapacity of, any party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise;

the holder of this Note may, at its option, without further notice or demand,
(i) declare the outstanding principal balance of and accrued but unpaid interest on this Note at once due and payable, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any and all other rights, remedies and recourses available to the holder hereof, including but not limited to any such rights, remedies or recourses under the Loan Documents, at law or in equity, or (v) pursue any combination of the foregoing.

    The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourses of the holder hereof, as provided in this Note and in any of the other Loan Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof.
The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof, or nullify any prior exercise of any such right, remedy or recourse, or (ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Loan Documents as originally provided herein or therein.

    This Note and all of the other Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Bank's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is the express intent of Borrower and Bank that all excess amounts theretofore collected by Bank be credited on the principal balance of this Note (or, if this Note and all other indebtedness arising under or pursuant to the other Loan Documents have been paid in full, refunded to Borrower), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Bank under this Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Bank to contract for, charge or receive a greater amount of interest, Bank will rely on federal law instead of the Texas Finance Code, as supplemented by Texas Credit Title, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Bank may, at its option and from time to time, implement any other method of computing the Maximum Rate under the Texas Finance Code, as supplemented by Texas Credit Title, or under other applicable law, by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Bank to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

    In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that Chapter 303 of the Texas Finance Code, is applicable to this Note, the "weekly ceiling" specified in such Chapter 303 is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

    If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, Borrower agrees to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

    Borrower and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges or releases of collateral, taking of additional collateral, indulgences or partial payments, either before or after maturity.

    Bank and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note, any related document or otherwise, including without limitation, contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

    THE UNDERSIGNED AND BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN BANK AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING DESCRIBED HEREIN OR IN THE OTHER RELATED DOCUMENTS.

    THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAWS.

    This Note is given in renewal, extension and modification, but not extinguishment, of all amounts left owing and unpaid on the following notes:

    That certain note dated May 18, 1999 executed and delivered by Mace Car Wash Arizona, Inc. and payable to the order of CORNETT LIMITED PARTNERSHIP, a Texas limited partnership; GENIE CAR WASH, INC. OF AUSTIN, a Texas corporation; GENIE CAR SERVICE CENTER, INC., a Texas corporation; and GENIE CAR CARE CENTER, INC., a Texas corporation, in the stated principal amount of $4,750,000.00; and

    That certain note dated May 18, 1999 executed and delivered by Mace Car Wash Arizona, Inc. and payable to the order of CORNETT LIMITED PARTNERSHIP, a Texas limited partnership; GENIE CAR WASH, INC. OF AUSTIN, a Texas corporation; GENIE CAR SERVICE CENTER, INC., a Texas corporation; and GENIE CAR CARE CENTER, INC., a Texas corporation, in the stated principal amount of $180,000.00.

    Notwithstanding the above, the parties agree and acknowledge that the total principal due on such renewed indebtedness is the principal amount of this Note which is $4,900,000.00.



                    BORROWER:


                    MACE CAR WASH-ARIZONA, INC. dba GENIE CAR WASH


                    By:  /s/ Robert M. Kramer
                         --------------------
                        Robert M. Kramer, Secretary